Exhibit 10.5
AMENDMENT NUMBER TWO TO
AMENDED AND RESTATED NOTE PURCHASE AGREEMENT
          This Amendment Number Two (this “Amendment”), dated as of October 1, 2007, amends the Amended and Restated Note Purchase Agreement, dated as of April 16, 2004 (the “Agreement”), among Option One Owner Trust 2001-1A, a Delaware statutory trust (the “Company”), Greenwich Capital Financial Products, Inc. a Delaware corporation (the “Purchaser”) and Option One Loan Warehouse LLC (formerly known as Option One Loan Warehouse Corporation), a California corporation (the “Depositor”).
RECITALS
          WHEREAS, the parties hereto have entered into the Agreement;
          WHEREAS, the parties hereto now wish to amend certain provisions in the Agreement pursuant to Section 10.01 of the Agreement;
          NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree to amend the Agreement pursuant to Section 10.01 of the Agreement and restate certain provisions thereof as follows:
          SECTION 1. Defined Terms. Unless defined in this Amendment, capitalized terms used in this Amendment (including the preamble) shall have the meaning given such terms in the Agreement.
          SECTION 2. Amendment. Effective as of October 1, 2007, the following amendments shall be in full force and effect.
     (i) Section 1.01 of the Agreement is hereby amended by deleting the definition of “Maximum Note Principal Balance” in its entirety and replacing it with the following:
     “Maximum Note Principal Balance” means an amount equal to $750,000,000, less the aggregate amount outstanding from time to time under any secured loan or repurchase facility entered into by Greenwich, or its Affiliates, and Option One Mortgage Corporation, or its Subsidiaries, including without limitation the Servicing Advance Facility.
     (ii) Section 3.02 of the Agreement is hereby amended by adding the following new subparagraph (e) to such Section:
     (e) Notwithstanding any other term in this Note Purchase Agreement, as of October 1, 2007, the Issuer shall no longer purchase Residual Securities and Additional Note Balances in connection with any Advance Notes under this Agreement.
          SECTION 3. Condition to Effectiveness. As a condition to the effectiveness of this Amendment, the Purchaser shall have given its consent.

          SECTION 4. Effect of Amendment. Upon the execution of this Amendment and the attached consent of Purchaser, the Agreement shall be modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of each party to the Agreement shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Agreement for any and all purposes as of the date first set forth above. The Agreement, as amended hereby, is hereby ratified and confirmed in all respects.
          SECTION 5. The Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all the terms and conditions of the Agreement shall remain in full force and effect and, except as expressly provided herein, the effectiveness of this Amendment shall not operate as, or constitute a waiver or modification of, any right, power or remedy of any party to the Agreement. All references to the Agreement in any other document or instrument shall be deemed to mean the Agreement as amended by this Amendment.
          SECTION 6. Counterparts. This Amendment may be executed by the parties in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of such party shall have been received.
          SECTION 7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.
          SECTION 8. Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment Number Two is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Option One Owner Trust 2001-1A in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment Number Two or any other related documents.

          IN WITNESS WHEREOF, the Company, the Purchaser and the Depositor have caused this Amendment to be duly executed by their respective officers, effective as of the day and year first above written.

OPTION ONE OWNER TRUST 2001-1A, as Company

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:

Name:
Title:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as the Purchaser

By:

Name:
Title:

OPTION ONE LOAN WAREHOUSE LLC as the Depositor

By:	/s/ William L. O’Neill

Name: William L. O’Neill
Title: Secretary, Treasurer